UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 17, 2025
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 17, 2025, Celeste Burgoyne notified us of her resignation as President, Americas and Global Guest Innovation. Ms. Burgoyne will remain active in the business through the end of the calendar year and her employment will terminate effective December 31, 2025.

On November 21, 2025, we announced that our board of directors has appointed Andre Maestrini as lululemon’s president and chief commercial officer, effective immediately. Mr. Maestrini has served as executive vice president, international, since January 2021, overseeing our international expansion across APAC, EMEA and China Mainland. He has been responsible for leading our global offices and driving brand growth across multiple international markets and channels. Before joining lululemon, Mr. Maestrini spent 14 years at adidas in various senior roles, including global general manager of sport business units and managing director of Latin America. Earlier in his career, he held marketing positions at The Coca-Cola Company, Danone, and Kraft Jacobs Suchard. Mr. Maestrini holds a master’s degree in Marketing from ESSEC Business School in Paris, France.

In connection with Mr. Maestrini’s appointment as president and chief commercial officer, we entered into an employment agreement with Mr. Maestrini providing for a base salary of USD $950,000, eligibility for an annual bonus if specified performance goals are met, participation in our benefit plans, and customary severance protections. This description does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1.

A copy of the press release issued in connection with these changes is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between lululemon and Andre Maestrini, dated November 21, 2025

99.1	Press release issued on November 21, 2025.

104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: November 21, 2025	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer